                                                                   EXHIBIT 10.10


                                                                    July 8, 1997

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into this __________ day of ______________, 1997 by and between Prime Group Realty L.P., a Delaware limited partnership [the operating partnership for Prime Group Realty Corp., the REIT] ("Employer"), and Edward S. Hadesman, an individual domiciled in the State of Illinois ("Executive").


                                  WITNESSETH
                                  ----------

     A. Employer is engaged primarily in the ownership, management, leasing, marketing, acquisition, development and construction of office and industrial real estate facilities throughout the United States.

     B. Employer believes that it would benefit from the application of Executive's particular and unique skill, experience, and background to the development of industrial properties and the management thereof.

     C. Executive wishes to commit himself to serve Employer in the position set forth herein on the terms herein provided.

     D. The parties wish by this Agreement to set forth the terms and conditions of the employment relationship between Employer and Executive.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, Employer and Executive hereby agree as follows:

     1.  Employment and Duties. During the Employment Term (as defined in
Section 2 hereof), Employer agrees to employ Executive, and Executive agrees to be employed by Employer, as the President of Employer's Industrial Division on the terms and conditions provided in this Agreement. Executive shall conduct, operate, manage and promote the business and business concept of Employer, and exercise such other powers and authority as are provided by the Partnership Agreement of Employer ("Partnership Agreement"). The Chief Executive Officer or the President of Employer may from time to time further define and clarify Executive's duties and services hereunder or under the Partnership Agreement as President of Employer's Industrial Division, which principal duties will include the development, management, leasing, marketing and acquisition of industrial properties Executive agrees to devote Executive's best efforts and substantially all of Executive's business time, attention, energy and skill to perform Executive's duties as President of Employer's Industrial Division. Employer agrees to maintain the suburban office currently located at 3184 MacArthur Boulevard, Northbrook, Illinois or such other suburban location as may be mutually agreeable to Employer and Executive. Employer represents to Executive that it currently intends to engage in the acquisition and development of industrial properties.

     2. Term. The initial term of this Agreement (the "Initial Term") shall commence on the date Employer's Registration Statement on Form S-11, as amended (No. _________; the "Registration Statement") is declared effective (the "Effective Date") and expire on _______, 2000 [three year term] (the "Scheduled Termination Date"), provided, however, this Agreement shall automatically extend for one year terms following the Initial Term (each a "Renewal Term", together with the Initial Term, the "Employment Term"), unless prior to six (6) months, in the case of a non-renewal by Employer, or prior to thirty (30) days, in the case of a non-renewal by Executive, before the end of the Initial Term or any Renewal Term, as applicable, either party shall give the other written notice of its intention to terminate this Agreement.

     3. Compensation and Related Matters. (a) Base Salary. As compensation for performing the services required by this Agreement during the Employment Term, Employer shall pay to Executive an annual salary of no less than Two Hundred Thousand Dollars ($200,000) ("Base Compensation"), payable in accordance with the general policies and procedures for payment of salaries to its executive personnel maintained, from time to time, by Employer (but no less frequently than monthly), subject to withholding for applicable federal, state, and local taxes. Increases in Base Compensation, if any, shall be determined by the Compensation Committee (the "Committee") of the Board of Directors of Prime Group Realty Corp. ("PGRC"), the general partner of Employer (the "Board"), based on periodic reviews of Executive's performance conducted on at least an annual basis.

           (b) Bonus. In addition to Base Compensation, the Board and the Committee in its sole and absolute discretion may, but in no event shall be obligated to, authorize the payment of a cash bonus (a "Performance Bonus Distribution") to Executive based upon achievement of such partnership and individual performance goals and objectives as may be established or determined by the Board or the Committee from time to time which shall be determined in part by (i) the profitability of industrial properties acquired or developed by Employer for which Executive had primary responsibility and (ii) the profitability or success of PGRC.

           (c) Benefits. During the Employment Term and subject to the limitations and alternative rights set forth in this Section 3(c), Executive and Executive's eligible dependents shall have the right to participate in the medical and dental benefit plan to be established by Employer (which may include contributions by Executive) and in any other retirement, pension, insurance, health or other benefit plan or program that has been or is hereafter adopted by Employer (or in which Employer participates), as such plans and programs may be amended or modified from time to time by Employer, according to the terms of such plan or program with all the benefits, rights and privileges as are enjoyed by any other executive officers of Employer. Employer expects to have in place a life insurance program in which Executive will be entitled to participate. If the participation of Executive would adversely affect the qualification of a plan intended to be qualified under Section 401(a) of the Internal Revenue Code as the same may be amended from time to time

(the "Code"), Employer shall have the right to exclude Executive from that plan in return for Executive's participation in (i) a nonqualified deferred compensation plan or (ii) an arrangement providing substantially comparable benefits under a plan that is either a qualified or nonqualified under the Code at Employer's option. Employer agrees to provide Executive, at Employer's cost and expense, a membership in the Executive Sports and Fitness Center located at 77 W. Wacker Drive, Chicago, Illinois.

           (d) Expenses. Executive shall be reimbursed, subject to Employer's receipt of invoices or similar records as Employer may reasonably request in accordance with its policies and procedures, as such policies and procedures may be amended or modified from time to time by Employer, for all reasonable and necessary expenses incurred by Executive in the performance of Executive's duties hereunder, including expenses for business entertainment and meals (whether in or out of town) and gas for business travel, but excluding automobile insurance.

           (e) Vacations. During the Employment Term, Executive shall be entitled to vacation in accordance with Employer's practices, as such practices may be amended or modified from time to time by Employer, provided that Executive shall be entitled to at least three (3) weeks paid vacation in each full calendar year. Executive may accrue unused vacation time if not used in any calendar year or years, however, the maximum cumulative amount of vacation time that Executive may accrue and carry over to the next year is two (2) weeks. Executive shall be entitled to a payment for any vacation time which has accrued but has not been used as of the date of the termination of Executive's employment with Employer, unless Executive's employment is terminated pursuant to Section 5(a)(ii) hereof.

           (f) Automobile. During the Employment Term, Employer shall pay Executive an automobile allowance of $1350 per month.

     4. Stock Options. The general partner of Employer, PGRC has established a stock incentive plan (the "Stock Incentive Plan") that will become effective prior to the completion of the initial public offering of shares of common stock of PGRC (the "Common Stock") contemplated by the Registration Statement. The Stock Incentive Plan initially provides, among other things, for the issuance from time to time to certain officers, directors and other employees of PGRC and Employer, including Executive, of stock options. On the Effective Date, pursuant to the Stock Incentive Plan, PGRC shall grant to Executive 80,000 stock options ("Options") that will have such terms and conditions as are set forth in the Stock Incentive Plan and the Stock Option Agreement to be entered into between PGRC and Executive. Such Options granted to Executive shall vest immediately upon the death or disability of Executive or upon termination of this Agreement and Executive's employment for any reason other than a termination for cause by Employer. In the case of a termination for cause, all unvested Options shall be forfeited by Executive, but Executive shall have the right to exercise within the time period provided for in the Stock Incentive Plan all Options vested prior to such termination for cause.

     5.    Termination and Termination Benefits. (a) Termination by Employer.
(i) Without Cause. Employer may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon thirty (30) days' prior written notice to Executive following notice of termination. In connection with the termination of Executive's employment pursuant to this
Section 5(a)(i), Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof to the effective date of such termination and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs, (C) be entitled to the benefits set forth in Sections 3(c),3(d),3(e) and 3(f) hereof up to the effective date of such termination and
(D) receive the Termination Compensation specified in Section 5(d) hereof. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata (based on the number of days in the year) portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation.

               (ii) With Cause. Employer may terminate this Agreement with cause immediately upon written notice to Executive. Employer may elect to require Executive to continue to perform Executive's duties under this Agreement for an additional thirty (30) days following notice of termination. In connection with the termination of Executive's employment pursuant to this
Section 5(a)(ii), Executive shall (A) be paid Executive's Base Compensation in accordance with Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to any bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and (B) be entitled to the benefits set forth in Sections 3(c), 3(d), 3(e) and 3(f) hereof up to the effective date of such termination. For purposes of this Section 5(a)(ii), "cause" shall mean (A) a finding by the Board that Executive has materially harmed Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance, (B) Executive's conviction of (or pleading nolo contendere to) a felony, (C) Executive's failure to perform (which shall not include inability to perform due to disability) in any material respects Executive's material duties under this Agreement after written notice specifying the failure and a reasonable opportunity to cure (it being understood that if Executive's failure to perform is not of a type requiring a single action to fully cure, then Executive may commence the cure promptly after such written notice and thereafter diligently prosecute such cure to completion), (D) the breach by Executive of any of Executive's material obligations hereunder (other than those covered by clause (C) above) and the failure of Executive to cure such breach within thirty (30) days after receipt by Executive of a written notice of Employer specifying in reasonable detail the nature of the breach, or
(E) Executive's sanction (including restrictions, prohibitions and limitations agreed to under a consent decree or agreed order) under, or conviction for violation of, any federal or state securities law, rule or regulation (provided that in the case of a sanction, such sanction materially impedes or impairs the ability of Executive to perform Executive's duties and exercise Executive's responsibilities hereunder in a satisfactory manner).

               (iii) Disability. If due to illness, physical or mental disability, or other incapacity, Executive shall fail during any four (4) consecutive months to perform the duties required by this Agreement, Employer may, upon thirty (30) days' written notice to Executive, either terminate this Agreement or suspend Executive's right to any Base Compensation or Performance Bonus Distributions without terminating this Agreement. In any such event, Executive shall (A) be paid Executive's Base Compensation in accordance with
Section 3(a) hereof up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such disability occurs in accordance with Section 3(b) hereof up to the first day of such four (4) month period and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and
(C) be entitled to the benefits set forth in Sections 3(c) hereof (or the after-tax cash equivalent) up to the effective date of such termination, and be entitled to the benefits set forth in Sections 3(d), 3(e), and 3(f) hereof up to the date of such termination. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. In the event Employer elects to suspend Executive's right to Base Compensation and Performance Bonus Distributions, at such time as Executive is able to resume the duties required under this Agreement, Executive shall be entitled to receive Base Compensation and Performance Bonus Distributions from the date Executive commences the performance of such duties following the disability in accordance with the terms and provisions of this Agreement. This Section 5(a)(iii) shall not limit the entitlement of Executive, Executive's estate or beneficiaries to any disability or other benefits available to Executive under any disability insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit. For purposes of this Agreement, the "date of disability" shall mean the first day of the consecutive period during which Executive fails to perform the duties required by this Agreement due to illness, physical or mental disability or other incapacity.

           (b) Termination by Executive. (i) After Change of Control. Executive may terminate this Agreement upon thirty (30) days' written notice to Employer following any "change of control" of Employer and a resulting "diminution event", each as defined below, but in no event later than two years after the change of control event. Executive shall continue to perform, at the election of Employer, Executive's duties under this Agreement for an additional thirty (30) days following notice of termination. In such event, Executive shall (A) be paid Executive's Base Compensation up to the effective date of such termination, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such termination occurs in accordance with Section 3(b) hereof up to the effective date of such termination and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior benefits set forth in Sections 3(c), 3(d), 3(e) and 3(f) hereof up to the effective date of such termination and (D) receive an amount equal to two times the sum of (1) Executive's then current annual Base Compensation and (2) Executive's last annualized Performance Bonus Distribution (if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution shall be deemed to be 50% of Executive's then current Base Compensation). For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation. For purposes of this Agreement, in the event Employer defaults in its obligation under Section 9 hereof and, as a consequence thereof, Executive's employment with Employer (or Employer's successor or assign) terminates, such termination shall be deemed to be a termination under this Section 5(b)(i).

     For purposes of this Section 5(b)(i), (A) a "change of control" of Employer shall be deemed to have occurred if: (l) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including a "group" as defined in Section 13(d)(3) of the Exchange Act (but excluding The Prime Group, Inc. or any of its affiliates or any group in which The Prime Group, Inc. or any of its affiliates has a significant interest and excluding a trustee or other fiduciary holding securities under an employee benefit plan of Employer), becomes the beneficial owner of shares of common stock of Employer having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of Employer; (2) the merger or other business combination of Employer, sale of all or substantially all of Employer's assets or combination of the foregoing transactions (a "Transaction"), other than a Transaction immediately following which the shareholders of Employer immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity (excluding for this purpose any shareholder, other than The Prime Group, Inc. and its affiliates, owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the Transaction); or (3) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were directors of Employer immediately before the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or a majority of the board of directors of any successor to Employer, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this provision, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision; and (B) a "diminution event" shall mean any material diminution in (1) the duties and responsibilities of Executive (other than a mere title change, unless the new title is not President) or (2) the compensation package for Executive.

          (ii) Without Good Reason. Executive may terminate this Agreement and Executive's employment at any time for any reason or for no reason at all upon thirty (30) days' written notice to Employer, during which period Executive shall continue to perform Executive's termination of Executive's employment pursuant to this Section 5(b)(ii), Executive shall (A) be paid Executive's Base Compensation in accordance with
Section 3(a) hereof up to the effective date of such termination, and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such termination occurs and
(B) be entitled to the benefits set forth in Sections 3(c), 3(d), 3(e) and 3(f) hereof up to the effective date of such termination.

          (c) Death. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of Executive's death. In such event, Executive shall (A) be paid Executive's Base Compensation in accordance with
Section 3(a) hereof up to the date of such death, (B) be paid a pro rata portion of any bonus otherwise payable to Executive for or with respect to the calendar year in which such death occurs in accordance with Section 3(b) hereof up to the effective date of such death and, to the extent not previously paid, Executive shall be entitled to all bonuses payable to Executive in accordance with Section 3(b) hereof for or with respect to any calendar years prior to the calendar year in which such death occurs and (C) be entitled to the benefits set forth in Sections 3(c) (or the after-tax cash equivalent), 3(d), 3(e) and 3(f) hereof up to the date of such death. This Section 5(c) shall not limit the entitlement of Executive, Executive's estate or beneficiaries under any insurance or other benefits plan or policy which is maintained by Employer for Executive's benefit. For purposes of calculating Executive's pro rata portion of any bonus pursuant to clause (B) in the previous sentence, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution, a pro rata portion of which Executive shall be entitled to receive, shall be deemed to be 50% of Executive's then current annual Base Compensation.

         (d) Termination Compensation. In the event of a termination of this Agreement pursuant to Section 5(a)(i) hereof, Employer shall pay to Executive, within thirty (30) days of termination, an amount in one lump sum ("Termination Compensation") equal to the product of (i) the sum of (a) Executive's then current annual Base Compensation and (b) Executive's last annualized Performance Bonus Distribution times (ii) a fraction, the numerator of which is the number of days between such date of termination and expiration of the Employment Term, and the denominator of which is 365. For purposes of calculating Executive's Termination Compensation, if the termination takes place prior to receipt by Executive of any Performance Bonus Distribution, the Performance Bonus Distribution component of the Termination Compensation calculation shall be deemed to be 50% of Executive's then current annual Base Compensation.

          6. Covenants of Executive.

          (a) No Conflicts. Executive represents and warrants that Executive is not personally subject to any agreement, order or decree which restricts Executive's acceptance of this Agreement and the performance of Executive's duties with Employer hereunder.

          (b) Non-Competition. In return for the performance of the management duties described in Section 1 hereof, during the Employment Term, Executive shall not, directly or behalf of any other person or entity with whom Executive may be employed or associated, own any interest in, participate or engage in the day-to-day supervision, management, development, marketing or operation of any office or industrial real estate facilities or such other business as Employer may be engaged in during the Employment Term (the "Business"). Furthermore, for a period of one year after any applicable Section 5 termination event, Executive shall not, directly or indirectly, solicit, attempt to hire or hire any employee or client of Employer or solicit or attempt to lease space to or lease space to any tenant of Employer. Notwithstanding the foregoing, nothing herein shall prohibit Executive from (i) owning 5% or less of any securities of a competitor engaged in the same Business if such securities are listed on a nationally recognized securities exchange or traded over-the-counter on the National Association of Securities Dealers Automated Quotation System or otherwise, (ii) owning that certain 69-acre semi-improved industrial park located in Libertyville, Illinois, the office/industrial buildings located at 801 and 901 Technology Way, Libertyville Business Park, Libertyville, Illinois, and any other real property not purchased by Employer under the terms of the Contribution Agreement between Executive, certain limited partnership controlled by Executive and Employer, (iii) soliciting, attempting to hire or hiring Tucker Magid and (iv) responding to contacts initiated by those tenants identified in Exhibit A attached hereto which occupy facilities owned and/or operated by Edward Hadesman and Executive (the "Tenants") and entering into leasing transactions with such Tenants provided that such transactions do not result in such Tenants relocating from a facility owned and/or operated by Employer, PGRC, or any of their respective subsidiaries. Executive shall be entitled to manage the buildings located at 801 and 901 Technology Way, Libertyville Business Park, Libertyville, Illinois prior to their acquisition by PGRC, on the business time of Employer and Employer or PGRC or any of their respective subsidiaries will not receive any fees with respect to such property.

          (c) Non-Disclosure. During the Employment Term and for a period of two years after the expiration or termination of this Agreement for any reason, Executive shall not disclose or use, except in the pursuit of the Business for or on behalf of Employer, any Trade Secret (as hereinafter defined) of Employer, whether such Trade Secret is in Executive's memory or embodied in writing or other physical form. For purposes of this Section 6(c), "Trade Secret" means any information which derives independent economic value, actual or potential, with respect to Employer from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including, but not limited to, trade secrets, customer lists, sales records and other proprietary commercial information. Said term, however, shall not include general "know-how" information acquired by Executive prior to or during the course of Executive's service which could have been obtained by him from public sources without the expenditure of significant time, effort and expense which does not relate to Employer.

          (d) Business Opportunities. During the Employment Term, Executive agrees to bring to Employer any and all business opportunities which come to Executive's attention for the acquisition, development, management, leasing or marketing of real estate for industrial or office use. In the event that Employer elects not to participate or take advantage of any such business opportunity, upon termination of Executive's employment with Employer for any reason, Executive shall be free to pursue such business opportunity, provided that such business opportunity does not cause any tenant to relocate from a facility owned and/or operated by Employer, PGRC or any of their respective subsidiaries.

          (e) Return of Documents. Upon termination of Executive's services with Employer, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of Employer within Executive's possession or under Executive's control.

          (f) Equitable Relief. In the event of any breach by Executive of any of the covenants contained in this Section 6, it is specifically understood and agreed that Employer shall be entitled, in addition to any other remedy which it may have, to equitable relief by way of injunction, an accounting or otherwise and to notify any employer or prospective employer of Executive as to the terms and conditions hereof.

          (g) Acknowledgment. Executive acknowledges that Executive will be directly and materially involved as a senior executive in all important policy and operational decisions of Employer. Executive further acknowledges that the scope of the foregoing restrictions has been specifically bargained between Employer and Executive, each being fully informed of all relevant facts. Accordingly, Executive acknowledges that the foregoing restrictions of Section 6 are fair and reasonable, are minimally necessary to protect Employer, its other partners and the public from the unfair competition of Executive who, as a result of Executive's performance of services on behalf of Employer, will have had unlimited access to the most confidential and important information of Employer, its business and future plans. Executive furthermore acknowledges that no unreasonable harm or injury will be suffered by him from enforcement of the covenants contained herein and that Executive will be able to earn a reasonable livelihood following termination of Executive's services notwithstanding enforcement of the covenants contained herein.

     7. Prior Agreements. This Agreement, together with the Stock Incentive Plan, supersedes and is in lieu of any and all other employment arrangements between Executive and Employer or its predecessor or any subsidiary and any and all such employment agreements and arrangements are hereby terminated and deemed of no further force or effect.

     8. Assignment. Neither this Agreement nor any rights or duties of Executive hereunder shall be assignable by Executive and any such purported assignment by him shall be void. Employer may assign all or any of its rights hereunder provided that substantially all of the assets of Employer are also transferred to the same party.

     9. Successor to Employer. Employer will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Employer, as the case may be, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession or assignment had taken place. Any failure of Employer to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement giving Executive the right to terminate this Agreement, in which case Executive shall be entitled to receive the compensation specified in Section 5(a)(i) hereof. This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate.

     10. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered, sent by courier or by certified mail, postage or delivery charges prepaid, to the following addresses:

     (a)  if to Executive, to:

          Edward S. Hadesman
          3184 MacArthur Blvd.
          Northbrook, IL 60062

          With a copy to:
          --------------

          Shefsky & Froelich Ltd.
          444 N. Michigan Avenue
          Suite 2500
          Chicago, IL 60611
          Attn: James M. Teper

     (b)  if to Employer, to:

          Prime Group Realty Corp.
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601
          Attn: Chief Executive Officer

          With a copy to:
          --------------

          Prime Group Realty Corp.
          Suite 3900
          77 West Wacker Drive
          Chicago, IL 60601
          Attn: General Counsel
          and to:
          -------

          Winston & Strawn
          35 West Wacker Drive
          Chicago, IL 60601
          Attn: Wayne D. Boberg

Any notice, claim, demand, request or other communication given as provided in this Section 10, if delivered personally, shall be effective upon delivery; and if given by courier, shall be effective one (1) business day after deposit with the courier if next day delivery is guaranteed; and if given by certified mail, shall be effective three (3) business days after deposit in the mail. Either party may change the address at which it is to be given notice by giving written notice to the other party as provided in this Section 10.

     11. Amendment. This Agreement may not be changed, modified or amended except in writing signed by both parties hereto.

     12. Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     13. Severability. Employer and Executive each expressly agree and contract that it is not the intention of either party to violate any public policy, statutory or common law, and that if any covenant, sentence, paragraph, clause or combination of the same of this Agreement (a "Contractual Provision") is in violation of the law of any state where applicable, such Contractual Provision shall be void in the jurisdictions where it is unlawful, and the remainder of such Contractual Provision, if any, and the remainder of this Agreement shall remain binding on the parties such that such Contractual Provision shall be binding only to the extent that such Contractual Provision is lawful or may be lawfully performed under then applicable laws. In the event that any part of any Contractual Provision of this Agreement is determined by a court of competent jurisdiction to be overly broad thereby making the Contractual Provision unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that the Contractual Provision, as so modified, shall be binding upon the parties as if originally set forth herein.

     14. Indemnification by Executive. Executive shall indemnify Employer for any and all damages, costs and expenses resulting from any material harm to Employer, its business, assets or employees through an act of dishonesty, material conflict of interest, gross misconduct or willful malfeasance by Executive. Executive also shall indemnify Employer for any and all damages, costs and expenses resulting from Executive's acts of omission constituting reckless disregard of Executive's duties to Employer following notice thereof by Employer after it becomes aware of such conduct and Executive's failure to so cure within thirty (30) days.

     15. Indemnification by Employer and Insurance. The Partnership Agreement will contain normal and customary indemnification provisions whereby Employer agrees to indemnify the partners and officers of Employer, including Executive. In addition, during the Employment Term, Employer shall maintain appropriate D&O insurance coverage in such amount as may be determined by Employer in Employer's reasonable business judgment for the benefit of Employer's partners and officers, including Executive.

     16. Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois, exclusive of the conflict of laws provisions of the State of Illinois.

                           [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        EMPLOYER:

                                        PRIME GROUP REALTY L.P.

                                        By:  Prime Group Realty Corp.,
                                             its General Partner

                                             By:____________________________

                                             Title:_________________________



                                        EXECUTIVE:

                                        ____________________________________
                                        Edward S. Hadesman

                                   EXHIBIT A

                                    TENANTS
                                    -------

1.  Rank Video Services America, Inc.
2.  Motorola, Inc.
3.  Major Reflector/National Service Industries
4.  Arlington Industries
5.  Laboratory Corporation of America
6.  Northern Illinois Clinical Laboratories
7.  Lionstone International
8.  Sun Space Designs
9.  Production Associates